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                                                                      EXHIBIT 11

                             CKE RESTAURANTS, INC.

                       COMPUTATION OF EARNINGS PER SHARE

                    (In thousands except per share amounts)


                                                              Twelve Weeks Ended            Forty Weeks Ended
                                                         -----------------------------    ------------------------
                                                         November 6,       November 7,    November 6,  November 7,
                                                            1995              1994            1995        1994
                                                         ----------        ----------     ----------   ----------
PRIMARY EARNINGS PER SHARE

    Net income                                             $ 3,021          $   286         $ 7,744      $ 1,806
                                                           =======          =======         =======      =======
    Weighted average number of common shares
        outstanding during the period                       18,363           18,813          18,253       18,780

    Incremental common shares attributable to
        exercise of outstanding options                        298                2             156           87
    Repurchase and retirement of shares                         --             (122)             --          (40)
                                                           -------          -------         -------      -------
                   Total shares                             18,661           18,693          18,409       18,827
                                                           =======          =======         =======      =======
                   Primary earnings per share              $   .16          $   .02         $   .42      $   .10
                                                           =======          =======         =======      =======
FULLY DILUTED EARNINGS PER SHARE

    Net income                                             $ 3,021          $   286         $ 7,744      $ 1,806
                                                           =======          =======         =======      =======
    Weighted average number of common shares
        outstanding during the period                       18,363           18,813          18,253       18,780

    Incremental common shares attributable to
        exercise of outstanding options                        343                2             343           87
    Repurchase and retirement of shares                         --             (122)             --          (40)
                                                           -------          -------         -------      -------
                   Total shares                             18,706           18,693          18,596       18,827
                                                           =======          =======         =======      =======
                   Fully diluted earnings per share        $   .16          $   .02         $   .42      $   .10
                                                           =======          =======         =======      =======
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